                                   July 11, 1997




Board of Directors
Reliance Financial, Inc.
8930 Gravois Avenue
St. Louis, Missouri 63123

Ladies and Gentlemen:

            You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the "Merger") of Reliance Financial, Inc. ("Reliance") with and into Allegiant Bancorp, Inc. ("Allegiant").

            In connection with the preparation of our opinion, we have examined and have relied upon the following:

            (i) The Agreement and Plan of Merger between Allegiant and Reliance dated as of March 20, 1997, including the schedules and exhibits thereto (the "Merger Agreement");

            (ii) Allegiant's Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange Commission on May 2, 1997, as amended (the "Registration Statement");

            (iii) The representations and undertaking of Allegiant substantially in the form of Exhibit A hereto; and

            (iv) The representations and undertakings of Reliance and certain holders of Reliance common stock, par value $0.10 per share ("Reliance Common Stock"), substantially in the forms of Exhibit B and Exhibit C hereto.

            Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or

Reliance Financial, Inc.
July 11, 1997
Page 2




below is incorrect, any or all of the federal income tax consequences described herein may be inapplicable.

                                   OPINION

            Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Merger Agreement, we are of the opinion that for federal income tax purposes:

            1. The Merger will constitute a reorganization within the meaning of sections 368(a)(1) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code").

            2. Each shareholder of Reliance who exchanges, in the Merger, shares of Reliance Common Stock solely for shares of Allegiant common stock, par value $0.01 per share ("Allegiant Common Stock"):

                a) will recognize no gain or loss as a result of the exchange, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

                b) will have an aggregate basis for the shares of Allegiant Common Stock received (including any fractional share of Allegiant Common Stock deemed to be received, as described in paragraph 3, below) equal to the aggregate adjusted tax basis of the shares of Reliance Common Stock surrendered (Code section 358(a)(1)); and

                c) will have a holding period for the shares of Allegiant Common Stock received (including any fractional share of Allegiant Common Stock deemed to be received, as described in paragraph 3, below) which includes the period during which the shares of Reliance Common Stock surrendered were held, provided that the shares of Reliance Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger (Code section 1223(1)).

            3. Each shareholder of Reliance who receives, in the Merger, cash in lieu of a fractional share of Allegiant Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by Allegiant. Provided that the shares of Reliance Common Stock surrendered were capital assets in the hands of such holder at the time of the Merger, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's basis in the shares of Allegiant Common Stock allocable to the fractional share (Code sections 1001 and 1222; Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B. 574).

                           * * * * * * * * * * * *

Reliance Financial, Inc.
July 11, 1997
Page 3


            We express no opinion with regard to: (1) the federal income tax consequences of the Merger not addressed expressly by this opinion, including without limitation, (i) the tax consequences, if any, to those shareholders of Reliance who acquired shares of Reliance Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of shareholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinion is based upon the Code, Treasury Regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the federal income tax consequences described herein may become inapplicable.

            The foregoing opinion reflects our legal judgment solely on the issues presented and discussed herein. This opinion has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or any court of competent jurisdiction will agree with this opinion.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter and all corresponding references to this firm in the Registration Statement.

                                          Very truly yours,


                                          /s/ Thompson Coburn

                                                                      Exhibit A

                                  CERTIFICATE
                                  -----------

            The undersigned,      *     , [Undersigned's Title] of Allegiant
                            ------------
Bancorp, Inc., a Missouri corporation ("Allegiant"), HEREBY CERTIFIES that
(a) I am familiar with the terms and conditions of the Agreement and Plan of Merger between Allegiant and Reliance Financial, Inc., a Delaware corporation ("Reliance"), dated as of March 20, 1997, including the schedules and exhibits thereto (the "Merger Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson Coburn, counsel for Allegiant, in rendering its opinion to Reliance that the merger of Reliance with and into Allegiant (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

            The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF Allegiant, that:

            (1) The terms of the exchange of Reliance common stock, par value $0.10 per share ("Reliance Common Stock") in return for Allegiant common stock, par value $0.01 per share ("Allegiant Common Stock"), including cash to be received in lieu of fractional shares of Allegiant Common Stock, if any, in the Merger were arrived at in arm's length negotiations between Reliance and Allegiant.

            (2) Except as otherwise set forth by the undersigned on an attachment hereto, Allegiant is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of Reliance Common Stock to sell, exchange or otherwise dispose of any of the Allegiant Common Stock to be received in the Merger, with the exception of fractional shares of Allegiant Common Stock to be exchanged for cash pursuant to the Merger.

            (3) In the Merger, Allegiant will tender no consideration for Reliance Common Stock other than Allegiant Common Stock and cash in lieu of fractional shares of Allegiant Common Stock.

            (4) Neither Allegiant nor any other member of Allegiant's "affiliated group" (as the quoted term is defined in Code section 1504, the "Allegiant Affiliated Group") has any plan, intention or arrangement to redeem or otherwise reacquire any of the Allegiant Common Stock issued to the shareholders of Reliance in the Merger.

            (5) With the exception of transfers described in section 368(a)(2)(C) of the Code, dispositions made in the ordinary course of business or dispositions approved in writing by Thompson Coburn, neither Allegiant nor any other member of the Allegiant Affiliated Group has any plan or intention (i) to sell or otherwise dispose of (whether by dividend, distribution or otherwise) any assets of Reliance acquired in the Merger, or
(ii) to cause, suffer, or permit the sale or other disposition of any assets of any other member of Reliance's "affiliated group" (as the quoted term is defined in Code section 1504, the "Reliance Affiliated Group").

            (6) After the Merger, the Allegiant Affiliated Group will continue the historic businesses of Reliance and the other members of the Reliance Affiliated Group, or will use a significant portion of the historic business assets of the members of the Reliance Affiliated Group in a business (no stock of any member of the Reliance Affiliated Group shall be treated as a business asset for purposes of this representation).

            (7) Allegiant, Reliance, and the shareholders of Reliance will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that Allegiant may pay and assume those expenses of Reliance that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187, including those printing expenses and filing fees described in Section 5.08 of the Merger Agreement.

            (8) Except with regard to Transaction Costs (as defined below), neither Allegiant nor any other member of the Allegiant Affiliated Group will pay any amount or incur any liability to or for the benefit of, or assume or cancel any liability of, any shareholder of Reliance in connection with the Merger, and no liability to which Reliance Common Stock is subject will be extinguished as a result of the Merger. For purposes of this representation,
(a) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Reliance shareholder or to cause by other means the release of such guaranty), and (b) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger
(i) to Reliance shareholders with respect to the Allegiant Common Stock (including cash in lieu of fractional shares thereof) to be delivered in the Merger, (ii) for legal, accounting, and investment banking and/or advisor services rendered to Allegiant, if any, (iii) for those expenses payable or assumable by Allegiant in accordance with representation above, and (iv) as compensation to any employee of Allegiant or Reliance or of any other member of the Allegiant Affiliated Group or the Reliance Affiliated Group for services rendered in the ordinary course of his or her employment.

            (9) No indebtedness between Reliance or any other member of the Reliance Affiliated Group, on the one hand, and Allegiant or any other member of the Allegiant Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Merger, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Sec. 1.1502-13. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Reliance, on the one hand, and Allegiant, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

            (10) The payment of cash in lieu of fractional shares of Allegiant Common Stock in the Merger will be solely for the purpose of avoiding the expense and inconvenience to Allegiant of issuing fractional shares and will not represent separately bargained-for consideration. The fractional share interests of each Reliance shareholder will be aggregated, and no Reliance shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of Allegiant Common Stock.

            (11) None of the compensation to be paid or accrued after the Merger to or for the benefit of any shareholder-employee of Reliance will be separate consideration for, or allocable to, any of his or her shares of Reliance Common Stock; none of the shares of Allegiant Common Stock received in the Merger by any Reliance shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any Reliance shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

            (12) Neither Allegiant nor any other member of the Allegiant Affiliated Group has owned, directly or indirectly, or had any option or other right to acquire, more than 10% (by value) of any class of Reliance stock within the last five years, with the exception of that certain Stock Option Agreement by and between Allegiant and Reliance dated as of March 20, 1997.

            (13) No material terms or conditions of the Merger Agreement (including the schedules and exhibits thereto) have been waived or modified, except for the waiver by Allegiant in connection with the sale of certain shares of Reliance Common Stock by William Schliebe, and neither Allegiant nor any other member of the Allegiant Affiliated Group has any plan or intention to waive or modify any other such material terms or conditions.

            The undersigned HEREBY AGREES to immediately communicate in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made again immediately before the Merger.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Allegiant this ----- day of ------------, 1997.




                                         ---------------------------------

                                                                      Exhibit B

                                  CERTIFICATE
                                  -----------

            The undersigned,       *      , [Undersigned's Title] of Reliance
                            --------------
Financial, Inc., a Delaware corporation ("Reliance"), HEREBY CERTIFIES that
(a) I am familiar with the terms and conditions of the Agreement and Plan of Merger between Allegiant Bancorp, Inc., a Missouri corporation ("Allegiant"), and Reliance dated as of March 20, 1997, including the schedules and exhibits thereto (the "Merger Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson Coburn, counsel for Allegiant, in rendering its opinion to Reliance that the merger of Reliance with and into Allegiant (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

            The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF Reliance, that:

            (1) The terms of the exchange of Reliance common stock, par value $0.10 per share ("Reliance Common Stock") in return for Allegiant common stock, par value $0.01 per share ("Allegiant Common Stock"), including cash to be received in lieu of fractional shares of Allegiant Common Stock, if any, in the Merger were arrived at in arm's length negotiations between Reliance and Allegiant.

            (2) To the best knowledge of the undersigned, based upon due inquiry, there is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the Reliance Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Reliance Common Stock to sell, exchange or otherwise dispose of a number of shares of Allegiant Common Stock received by such holders in the Merger that would reduce such holders' aggregate ownership of Allegiant Common Stock to a number of shares having a value, as of the date on which the Merger is consummated (the "Effective Date"), of less than 50 percent of the value of all of the formerly outstanding Reliance Common Stock as of the Effective Date. For purposes of this representation, all shares of Reliance Common Stock and shares of Allegiant Common Stock held by

Reliance shareholders and otherwise sold, redeemed, or disposed of before or after the Effective Date will be taken into account in making this representation.


            (3) During the past three years, Reliance has made no material distributions to its shareholders or option holders (whether in the form of dividends, redemptions, repurchases, liquidating or nonliquidating distributions or otherwise) other than regular, ordinary dividends.

            (4) At the time of the Merger and except with regard to Transaction Costs (as defined below), each liability of Reliance and each liability to which an asset of Reliance is subject will have been incurred by Reliance in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger and except with regard to Transaction Costs, Reliance will not, directly or indirectly, have paid (or loaned) any amount or incurred any liability to or for the benefit of, or assumed or cancelled any liability of, any Reliance shareholder in connection with the Merger. For purposes of this representation, (a) the term "Reliance" shall be deemed to refer also to each other member of Reliance's "affiliated group" (as the quoted term is defined in Code section 1504, the "Reliance Affiliated Group"), (b) the term "liability" shall include any undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such undertaking or obligation is contingent or legally enforceable (for example and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Reliance shareholder or to cause by other means the release of such guaranty), and (c) the term "Transaction Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) for legal, accounting, and investment banking and/or advisor services rendered to Reliance or to any other member of the Reliance Affiliated Group, if any, (ii) as compensation to any employee of Reliance or of any other member of the Reliance Affiliated Group for services rendered in the ordinary course of his or her employment, and (iii) pursuant to the Merger Agreement.

            (5) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to Reliance shareholders will be paid by those shareholders and not by Reliance With the exception of those printing expenses and filing fees described in Section 5.08 of the Merger Agreement, Reliance will pay its own expenses that are incurred in connection with the Merger.

            (6) No indebtedness between Reliance or any other member of the Reliance Affiliated Group, on the one hand, and Allegiant or any other member of Allegiant's "affiliated group" (as the quoted term is defined in Code section 1504), on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, (b) will be settled, as a result of the Merger, at a discount, or (c) will result in the recognition of gain under Treasury Regulation Sec. 1.1502-13. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Reliance, on the one hand, and Allegiant, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

            (7) The fair market value of the assets of Reliance to be transferred to Allegiant will exceed the sum of the amount of liabilities to be assumed by Allegiant, plus the amount of liabilities, if any, to which the assets to be transferred are subject.

            (8) The payment of cash in lieu of fractional shares of Allegiant Common Stock will be solely for the purpose of avoiding the expense and inconvenience to Allegiant of issuing fractional shares and will not represent separately bargained-for consideration. To the best knowledge of the undersigned, the total cash consideration that will be paid in the Merger to the Reliance shareholders in lieu of fractional shares of Allegiant Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Reliance shareholders in exchange for their shares of Reliance Common Stock. The fractional share interests of each Reliance shareholder will be aggregated, and no Reliance shareholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of Allegiant Common Stock.

            (9) None of the compensation paid or accrued before the Merger to or for the benefit of any Reliance shareholder-employee will be separate consideration for, or allocable to, any of his or her shares of Reliance Common Stock; none of the shares of Allegiant Common Stock received in the Merger by any Reliance shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any Reliance shareholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

            (10) Reliance is not under the jurisdiction of a court in a Title 11 case or similar case within the meaning of section 368(a)(3)(A) of the Code. Reliance is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

            (11) No material terms or conditions of the Merger Agreement (including the schedules and exhibits thereto) have been waived or modified, except for the waiver by Allegiant in connection with the sale of certain shares of Reliance Common Stock by William Schliebe, and neither Reliance nor any other member of the Reliance Affiliated Group has any plan or intention to waive or modify any other such material terms or conditions. The Merger Agreement represents the complete agreement between Allegiant and Reliance regarding the Merger.

            The undersigned HEREBY AGREES to immediately communicate in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made again immediately before the Merger.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Reliance this ----- day of ---------------, 1997.




                                         ---------------------------------

                                                                      Exhibit C

                            SHAREHOLDER CERTIFICATE
                            -----------------------

            The undersigned shareholder of Reliance Financial, Inc., a Delaware corporation ("Reliance"), HEREBY CERTIFIES that (a) I own or have
the sole right to make investment decisions with regard to     *     shares
                                                           ---------
of Reliance common stock, par value $0.10 per share, (b) I am familiar with the terms and conditions of the Agreement and Plan of Merger between Allegiant Bancorp, Inc., a Missouri corporation ("Allegiant"), and Reliance dated as of March 20, 1997, and (c) I am aware that (i) this Certificate will be relied on by Thompson Coburn, counsel for Allegiant, in rendering its opinion to Reliance that the merger of Reliance with and into Allegiant (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and
(ii) the representations and undertaking recited herein will survive the Merger.

            The undersigned HEREBY FURTHER CERTIFIES that (i) the undersigned has no plan, intention or arrangement to sell, exchange or otherwise dispose of (including any option and any pledge intended to result in a disposition) any of the Allegiant common stock, par value $0.01 per share ("Allegiant Common Stock"), to be received in connection with the Merger, with the exception of any fractional share of Allegiant Common Stock to be exchanged for cash pursuant to the Merger, and (ii) the undersigned has no plan, intention or arrangement to enter into any transaction that will reduce the risk of loss with respect to (whether by short sale, hedging or otherwise) any of the Allegiant Common Stock to be received in connection with the Merger.

            If, on or before the closing date of the Merger, the undersigned forms any plan, intention or arrangement or enters into any transaction described in the preceding paragraph, the undersigned HEREBY AGREES to immediately communicate the same in writing to Thompson Coburn at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger.

            IN WITNESS WHEREOF, the undersigned has executed this certificate this ----- day of ---------------, 1997.





                                          -----------------------------------
                                          Shareholder's Signature